INVESTOR RELATIONS CONTACT:                          MEDIA RELATIONS CONTACT:
Neil Yekell                                          Arch Currid
(713) 918-4233                                       (713) 918-3236
neil_yekell@bmc.com                                  arch_currid@bmc.com


                   BMC SOFTWARE REPORTS FIRST QUARTER RESULTS

                     Takes Action to Improve Profitability

     HOUSTON -- (July 28, 2003) -- BMC Software, Inc. [NYSE: BMC] today announced financial results for its first quarter fiscal 2004, ended June 30, 2003.

     BMC Software's net earnings excluding special items for the first quarter of fiscal 2004 were $6.6 million, or $0.03 per diluted common share, which compares to $0.08 in the first quarter of fiscal 2003. The first quarter fiscal 2004 net loss on a GAAP basis was $6.1 million or a loss of $0.03 per diluted common share, which compares to net earnings of $5.2 million or $0.02 per diluted common share in the first quarter of fiscal 2003. Included in the financial tables is a reconciliation of results excluding special items and GAAP results.

      "We are taking quick action to improve our execution and financial performance while accelerating investments in strategic growth areas of the company," said Bob Beauchamp, president and CEO, BMC Software. "Although we fully expect the IT spending environment to remain challenging, we are confident that our restructuring actions will allow us to improve our profitability in the second half of our fiscal year."

     Total revenues in the first fiscal quarter were $309.9 million, an increase of 2 percent compared to the same quarter of fiscal 2003. Total license revenues in the quarter were $107.6 million, a decrease of 21 percent compared to the same quarter of fiscal 2003. Maintenance revenues were $183.5 million, an increase of 23 percent, compared to the same quarter of fiscal 2003. Professional services revenues were $18.8 million, a decrease of 4 percent compared to the same quarter last year. Operating expenses, excluding $15.6 million of amortization of intangibles, were $321.5 million, compared to $295.1 million in the same quarter of fiscal 2003. These results reflect Remedy's operations in the first quarter of fiscal 2004. Total revenues for Remedy in the first quarter were $54.1 million and expenses were $38.7 million, excluding $12.0 million of amortization of intangibles.

     The deferred license revenue balance at June 30, 2003 was $216.3 million, an increase of $1.0 million compared to a year ago. The total deferred revenue balance was a company record of $1.18 billion, an increase of $135.6 million compared to last year. Cash flow from operations in the quarter was $124.0 million. Cash and marketable securities at June 30, 2003 were $1.06 billion. BMC Software continues to have no debt.

     BMC Software continued its Board-authorized stock repurchase program that began in April 2000 by spending $60 million to repurchase 3.6 million shares during the first fiscal quarter. Approximately $419 million remains in this program.

BMC SOFTWARE REPORTS FIRST QUARTER RESULTS/PAGE 2


     RESTRUCTURING AIMED AT IMPROVING PROFITABILITY

     BMC Software is implementing restructuring actions including: workforce reductions, facility closures and office consolidations to improve profitability by aligning costs with the current revenue environment. This restructuring will include reducing approximately 13 percent of the global BMC Software workforce.

     BMC Software expects the quarterly operating expense rates to decline by $25 to $30 million once the effect of these restructuring savings are fully realized in the March quarter.

     SECOND QUARTER AND FISCAL 2004 GUIDANCE

     BMC Software expects second quarter revenues to be up sequentially compared to the first quarter and earnings per share excluding special items to be in the $0.04 to $0.06 range. For fiscal 2004, BMC Software is comfortable with the current analyst consensus for earnings per share excluding special items of $0.46.

     These estimates do not include $0.05 of amortization of acquired technology and intangibles in the second quarter, $0.19 of amortization of acquired technology and intangibles in fiscal 2004, and significant expenses related to the restructuring announced today. Given the complexity, scope and timing of the actions, the precise amount of the restructuring charge is not known at this time.

     BMC Software is updating its cash flow from operations guidance for the year to reflect the estimated $60 million in cash outlays associated with its restructuring. BMC Software now expects cash flow from operations to be in the range of $340 million to $390 million. The only difference between this guidance and the Company's prior guidance of $400 million to $450 million is the cash outlays associated with the restructuring, which includes severance and facility-related expenses.

     A CONFERENCE CALL TO DISCUSS FIRST QUARTER RESULTS IS SCHEDULED FOR TODAY AT 11:00 A.M. CDT. THOSE INTERESTED IN PARTICIPATING MAY CALL (719) 457-2641 AND USE THE PASSCODE BMC. TO ACCESS A REPLAY OF THE CONFERENCE CALL, WHICH WILL BE AVAILABLE FOR ONE WEEK, DIAL (719) 457-0820 AND USE THE PASSCODE BMC. A LIVE WEBCAST OF THE CONFERENCE CALL AND PRESENTATION WILL BE AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.BMC.COM/INVESTORS. A REPLAY OF THE WEBCAST WILL BE AVAILABLE WITHIN 24 HOURS AND ARCHIVED ON THE WEBSITE FOR 90 DAYS.

     NON-GAAP FINANCIAL MEASURES

     This press release includes financial measures for net earnings, earnings per share (EPS) and operating expenses that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and non-GAAP results is included with the financial tables accompanying this press release. BMC Software has provided these non-GAAP measures in its press releases reporting historical financial results because the Company believes these measures provide a consistent basis for comparison between quarters, as they are not influenced by certain non-cash or non-recurring expenses and are therefore useful to investors in helping them understand the financial condition of BMC Software by focusing on the performance of its core operations. Management uses these non-GAAP financial measures internally to evaluate the Company's performance and as a key variable in determining management compensation. These non-GAAP measures should not be considered an alternative to

BMC SOFTWARE REPORTS FIRST QUARTER RESULTS/PAGE 3

GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

     ABOUT BMC SOFTWARE

     BMC Software, Inc. [NYSE:BMC], is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and fiscal 2003 revenues of more than $1.3 billion. For more information about BMC Software, visit www.bmc.com.

     This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as "believe," "anticipate" and "expect" are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the results indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) uncertainty regarding future economic conditions worldwide may continue to affect the overall demand for software and services and any worsening of significant economies could result in decreased revenues or lower revenue growth rates; 2) BMC Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 3) BMC Software's operating costs and expenses are relatively fixed over the short term; 4) increased competition and pricing pressures could adversely affect BMC Software's earnings; 5) growth in BMC Software's mainframe revenues is dependent on continued demand for significant additional mainframe MIPS capacity; 6) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not continue to grow; 7) new software products and product strategies may not be timely introduced or successfully adopted; 8) BMC Software's quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; 9) the additional risks and important factors described in BMC Software's quarterly reports on Form 10-Q and in its Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2003 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.

                                      ###
BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.
(C) 2003, BMC Software, Inc. All rights reserved.

BMC Software Reports First Quarter Results
Page 4

                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 Three Months Ended
                                                                      June 30,
                                                                ---------------------
                                                                 Fiscal       Fiscal             %
                                                                  2003         2004          Increase
                                                                -------       -------
                                                                (In millions, except
                                                                    per share data)
Revenues:
   License                                                      $ 136.0       $ 107.6           -21%
   Maintenance                                                    149.7         183.5            23%
   Professional services                                           19.5          18.8            -4%
                                                                -------       -------
         Total revenues                                           305.2         309.9             2%
                                                                -------       -------
Selling and marketing expenses                                    119.5         137.9            15%
Research and development expenses                                 118.2         127.3             8%
Cost of professional services                                      21.4          19.0           -11%
General and administrative expenses                                36.0          37.3             4%
Amortization of acquired technology & intangibles                  12.4          15.6            26%
Merger-related costs & compensation charges and other               0.5            --          -100%
                                                                -------       -------
         Total operating expenses                                 308.0         337.1             9%
                                                                -------       -------
         Operating loss                                            (2.8)        (27.2)          n/m
Other income, net                                                   9.5          20.8           119%
                                                                -------       -------
         Earnings (loss) before income taxes                        6.7          (6.4)          n/m
Income tax provision (benefit)                                      1.5          (0.3)          n/m
                                                                -------       -------
         Net earnings (loss)                                    $   5.2       $  (6.1)          n/m
                                                                =======       =======
Diluted earnings (loss) per share                               $  0.02       $ (0.03)          n/m
                                                                =======       =======
Shares used in computing diluted earnings (loss) per share        242.5         229.6            -5%
                                                                =======       =======

BMC Software Reports First Quarter Results
Page 5

                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                        March 31,     June 30,
                                                          2003          2003
                                                        --------      --------
                                                                     (Unaudited)

                                                             (in millions)
Current Assets:
     Cash and cash equivalents                          $  500.1      $  428.1(a)
     Marketable securities                                 151.7         255.5(a)
     Trade accounts receivable, net                        186.4         150.0
     Current trade finance receivables, net                154.4         107.8
     Other current assets                                  105.6         107.9
                                                        --------      --------
          Total current assets                           1,098.2       1,049.3

Property and equipment, net                                408.4         402.9
Software development costs and related assets, net         192.7         185.5
Long-term marketable securities                            363.5         375.8(a)
Long-term finance receivables, net                         175.9         132.3
Acquired technology, goodwill and intangibles, net         527.9         514.8
Other long-term assets                                      78.9          85.1
                                                        --------      --------
                                                        $2,845.5      $2,745.7
                                                        ========      ========
Current liabilities:
     Accounts payable and accrued liabilities           $  277.2      $  217.6
     Current portion of deferred revenue                   561.6         594.8
                                                        --------      --------
          Total current liabilities                        838.8         812.4

Long-term deferred revenue                                 607.1         586.8
Other long-term liabilities                                 16.2          13.3

Total stockholders' equity                               1,383.4       1,333.2
                                                        --------      --------
                                                        $2,845.5      $2,745.7
                                                        ========      ========

(a) Total cash and marketable securities are $1,059.4 at June 30, 2003.

BMC Software Reports First Quarter Results
Page 6

                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                               Three Months Ended
                                                                                     June 30,
                                                                                -------------------
                                                                                Fiscal       Fiscal
                                                                                 2003         2004
                                                                                ------       ------
                                                                               (In millions, except
                                                                                  per share data)
Cash flows from operating activities:
 Net earnings (loss)                                                            $  5.2       $ (6.1)
 Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
      Merger-related costs and compensation charges                                0.6           --
      Depreciation and amortization                                               52.9         57.7
      Loss on marketable securities                                                6.3          0.8
      Earned portion of restricted stock compensation                              0.7          0.6
      Decrease in finance receivables                                             30.7         91.3
      Increase (decrease) in payable to third-party financing institutions
         for finance receivables                                                   6.0        (35.1)
      Net change in trade receivables, payables, deferred revenue and
         other components of working capital                                     148.4         14.8
                                                                                ------       ------
          Net cash provided by operating activities                              250.8        124.0
                                                                                ------       ------
Cash flows from investing activities:

 Cash paid for technology acquisitions and other investments,
  net of cash acquired                                                            (1.9)        (6.1)
 Adjustment of cash paid for Remedy acquisition                                     --          7.2
 Purchases of marketable securities                                              (57.9)      (163.2)
 Maturities of/proceeds from sales of marketable securities                       80.7         49.1
 Purchases of property and equipment                                              (3.8)       (12.7)
 Capitalization of software development costs and related assets                 (17.5)       (15.0)
                                                                                ------       ------
          Net cash used in investing activities                                   (0.4)      (140.7)
                                                                                ------       ------
Cash flows from financing activities:

 Stock options exercised and other                                                10.9          1.3
 Treasury stock acquired                                                         (38.7)       (60.0)
                                                                                ------       ------
          Net cash used in financing activities                                  (27.8)       (58.7)
                                                                                ------       ------
Effect of exchange rate changes on cash                                           (8.6)         3.4
                                                                                ------       ------
Net change in cash and cash equivalents                                          214.0        (72.0)
Cash and cash equivalents, beginning of period                                   330.0        500.1
                                                                                ------       ------
Cash and cash equivalents, end of period                                        $544.0       $428.1
                                                                                ======       ======

BMC Software Reports First Quarter Results
Page 7

                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                   (UNAUDITED)

                                                                              Special       Before
                                                             As Reported       Items     Special Items
                                                             -----------      -------    -------------
                                                                 (In millions, except per share data)
Revenues:
   License                                                      $ 107.6       $    --       $ 107.6
   Maintenance                                                    183.5            --         183.5
   Professional services                                           18.8            --          18.8
                                                                -------       -------       -------
         Total revenues                                           309.9            --         309.9
                                                                -------       -------       -------
Selling and marketing expenses                                    137.9            --         137.9
Research and development expenses                                 127.3            --         127.3
Cost of professional services                                      19.0            --          19.0
General and administrative expenses                                37.3            --          37.3
Amortization of acquired technology & intangibles                  15.6         (15.6)           --
                                                                -------       -------       -------
         Total operating expenses                                 337.1         (15.6)        321.5
                                                                -------       -------       -------
         Operating loss                                           (27.2)         15.6         (11.6)
Other income, net                                                  20.8            --          20.8
                                                                -------       -------       -------
         Earnings (loss) before income taxes                       (6.4)         15.6           9.2
Income tax provision (benefit)                                     (0.3)          2.9           2.6
                                                                -------       -------       -------
         Net earnings (loss)                                    $  (6.1)      $  12.7       $   6.6
                                                                =======       =======       =======
Diluted earnings (loss) per share                               $ (0.03)      $  0.06       $  0.03
                                                                =======       =======       =======
Shares used in computing diluted earnings (loss) per share        229.6         229.6         230.6
                                                                =======       =======       =======